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                                                                    Exhibit 99.3


                          AMENDMENT TO RIGHTS AGREEMENT


          AMENDMENT TO RIGHTS AGREEMENT (this "Amendment"), dated as of July 9, 2000, amends the First Amended and Restated Rights Agreement (the "Rights Agreement"), dated as of February 11, 1999, between SDL, Inc., a Delaware corporation (the "Company") and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company (the "Rights Agent"), which replaced and superseded in its entirety the Rights Agreement dated as of November 6, 1997, between the Company and the Rights Agent. Certain capitalized terms used herein are defined in the Rights Agreement unless otherwise specified herein.

          WHEREAS, the Company wishes to amend the Rights
Agreement as set forth herein;

          WHEREAS, the Board of Directors of the Company has consented to the Amendment, and have directed the appropriate officers of the Company to amend the Rights Agreement as set forth herein; and

          WHEREAS, the Rights Agent has been directed by the Company to execute this Amendment, and the Rights Agent has received a certificate from an appropriate officer of the Company in connection herewith.

          NOW, THEREFORE, in accordance with Section 26 of the Rights Agreement, the Company and the Rights Agent agree as follows:

          1. The definition of the term "Acquiring Person" in the Rights Agreement shall be amended to delete the word "and" immediately before clause (ii) in the second sentence of such definition and to add a new clause (iii) at the end of such second sentence which reads as follows:

          ; and (iii) no Person shall be deemed an "Acquiring Person" if such Person's Beneficial Ownership of shares of Company Common Stock consists solely of one or more of (A) the right to acquire shares of such Common Stock as a result of entering into an agreement to merge with, or acquire, the Company entered into prior to a
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          Triggering Event or the acquisition of shares of Company Common Stock upon consummation of any such merger prior to a Triggering Event and
          (B) shares of Company Common Stock (or securities convertible into, exchangeable into or exercisable for Company Common Stock) which are acquired by an Affiliate or Associate that is an investment bank of the other party to any such agreement to merge as a result of engaging in brokerage, discretionary money management, financing activities for third parties, arbitrage, research, and trading activities in the normal and usual course of its business.

          2. Section 1 of the Rights Agreement shall be amended by adding a new paragraph(v)-1 which shall read as follows:

             "Termination Time" shall mean the time at which the right to exercise the Rights shall terminate pursuant to Section 23(c) hereof.

          3. Section 7 of the Rights Agreement shall be amended to delete the word "and" immediately before subclause (iii) of clause (a) of such section and to add a new clause (iv) which shall read as follows:

          and (iv) the Termination Time

          4. Section 7 of the Rights Agreement shall be amended to amend and restate in its entirety the parenthetical that reads "(the earlier of (i), (ii) and (iii) being the Expiration Date)" with the following:

          (the earlier of (i), (ii), (iii) and (iv) being the Expiration Date)

          5. Section 23 of the Rights Agreement shall be amended by adding a new paragraph (c) which shall read as follows:

             (c) (i) All outstanding Rights shall terminate as of immediately prior to the consummation of the merger of K2 Acquisition, Inc. with and into the Company pursuant to the Agreement and Plan of


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          Merger, dated as of July 9, 2000, by and among JDS Uniphase
          Corporation, K2 Acquisition, Inc. and the Company without any payment to any holder thereof.

               (ii) Immediately upon such termination, without any further action and without any notice, the right to exercise the Rights will terminate and each Right, whether or not previously exercised, will thereafter be null and void.

          6. The Rights Agreement shall be amended by adding a new Section 23-a immediately following Section 23 which shall read as follows:

               Section 23-a. Expiration. The Rights and this Agreement shall expire at the Expiration Time and no Person shall have any rights pursuant to this Agreement or any Right after the Expiration Time.

          7. Except as specifically amended by this Amendment, all terms, conditions and provisions of the Rights Agreement shall remain in full force and effect.

          8. THIS AMENDMENT TO THE RIGHTS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE.

          9. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.


                    SDL, Inc.



                    By: /s/ DONALD R. SCIFRES
                        ----------------------------------------------
                        Name:  Donald R. Scifres
                        Title: President and
                              Chief Executive Officer


                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                                 as Rights Agent


                    By: /s/ JOSEPH THATCHER
                        ----------------------------------------------
                        Name:  Joseph Thatcher
                        Title: Assistant Vice President


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